UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:
(Date of earliest event reported)

March 24, 2009

PIER 1 IMPORTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-07832	75-1729843
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS.Employer Identification No)

100 Pier 1 Place Fort Worth, Texas 76102
(Address of principal executive offices and zip code)

817-252-8000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions: (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) The Compensation Committee of the Board of Directors of Pier 1 Imports, Inc. (the “Company”) on March 24, 2009 approved setting 2010 fiscal year base salaries at the 2009 fiscal year levels for the Company’s named executive officers. Additional information regarding executive compensation will be included in the Company’s proxy statement for its annual meeting of shareholders to be held on July 1, 2009.

Additionally, the Board of Directors of the Company, upon the recommendation of the Compensation Committee, approved the Company’s short-term incentive and long-term incentive awards for fiscal year 2010. The short-term incentives and the long-term incentives are cash performance awards pursuant to the Company’s 2006 Stock Incentive Plan (which allows for cash performance awards in addition to stock based awards) using, among other measures, a performance measure of operating cash earnings before interest, taxes, depreciation and amortization from all domestic and international operations, but not including discontinued operations, unusual or non-recurring charges or recurring non-cash items, each as may be determined by the Compensation Committee, or a subcommittee (the “Profit Goal”).

The Company’s named executive officers are eligible to participate in the short-term incentive award.  Under the award, short-term incentives in the form of a cash incentive are payable (i) quarterly if the Company attains the Profit Goal for the applicable quarter in fiscal year 2010, and (ii) at the end of fiscal year 2010 if the Company attains the annual Profit Goal. The cash incentive potential of a named executive officer is expressed as a percentage of the executive’s fiscal year 2010 annual base salary. Each named executive officer’s quarterly incentive potential is 8.75% of her or his annual base salary (other than the Company’s president and chief executive officer, whose quarterly incentive potential is 11.25% of his annual base salary) if the Profit Goal for the applicable quarter is reached. The short-term incentive award is designed to pay 100% of the executive’s quarterly incentive potential at a target Profit Goal for each quarter of fiscal year 2010. Each named executive officer’s annual incentive potential is 35% of her or his annual base salary (other than the Company’s president and chief executive officer, whose annual incentive potential is 45% of his annual base salary) if the Profit Goal for fiscal year 2010 is reached. The short-term incentive award is designed to pay 100% of the named executive officer’s annual incentive potential at a target Profit Goal and will pay a maximum of 200% of the named executive officer’s incentive potential at a maximum Profit Goal.

The Company’s named executive officers (other than the Company’s president and chief executive officer) are also eligible to participate in the long-term incentive award.  Under the award, long-term incentives in the form of a cash award are payable if the Company attains the cumulative Profit Goal for fiscal years 2010, 2011 and 2012.  Each year during the three-year period, a participant will earn one-third of the award if the Company attains the annual Profit Goal for the fiscal year. All awards earned under the long-term incentive are payable at the end of fiscal year 2012.  The cash incentive award payable if the Company attains the cumulative Profit Goal is not dependent on the attainment of the annual Profit Goals.  The cash incentive award potential of an eligible named executive officer is 50% of her or his fiscal year 2010 annual base salary if the cumulative three-year Profit Goal is reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIER 1 IMPORTS, INC.

Date:	March 30, 2009	By:	/s/ Michael A. Carter
Michael A. Carter, Senior Vice President and
General Counsel